EXHIBIT a.1






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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               USA REIT FUND, LLC

                      A Delaware Limited Liability Company












                                  DATED AS OF:


                                September 4, 2003













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                                TABLE OF CONTENTS

                                                                            PAGE


1.   Name; Formation...........................................................1

2.   Definitions; Rules of Construction........................................1

3.   Purpose...................................................................2

4.   Offices...................................................................3

5.   Shareholders..............................................................3

6.   Term......................................................................3

7.   Management of the Company.................................................3

8.   Capital Contributions; Administrative Matters.............................4

9.   Assignments of Interests..................................................5

10.  Resignation...............................................................5

11.  Additional Shareholders...................................................5

12.  Distributions.............................................................5

13.  Return of Capital.........................................................5

14.  Dissolution...............................................................6

15.  Winding Up of the Company.................................................6

16.  Limitation on Liability...................................................6

17.  Standard of Care; Indemnification of Directors, Officers,
       Employees and Agents....................................................6

18.  Amendments................................................................7

19.  Governing Law.............................................................7


Schedule I - Identification of Shareholders, Addresses and Capital Contributions

Exhibit A -  Bylaws



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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               USA REIT FUND, LLC

     THE UNDERSIGNED is executing this Limited Liability Company Agreement (this "Agreement") for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (the "Delaware Act"), and does hereby certify as follows:

     1. Name; Formation. (a) The name of the Company shall be USA REIT Fund, LLC, or such other name as the Board of Directors may from time to time hereafter designate. The Company was formed on September 4, 2003, when Cynthia
M. Caskey (who was authorized to take such action) executed and filed a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act. The Initial Shareholder hereby ratifies and confirms the execution and filing of the certificate of formation of the Company. Pursuant to Section 18-201(d) of the Delaware Act, this Agreement shall be effective as of the date of the filing of the certificate of formation of the Company with the Secretary of State of the State of Delaware.

        (b) The Initial Shareholder (or its assignee) will enter into an amended and restated limited liability company agreement to provide for the contemplated operation of the Company as a closed-end investment company under the 1940 Act. Prior to the execution and delivery of such amended and restated limited liability company agreement, the Directors shall not have any duty or obligation hereunder, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, qualifications, franchises, consents or approvals required by applicable law or otherwise.

     2. Definitions; Rules of Construction. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

     "1940 Act" means the Investment Company Act of 1940, as amended from time to time, including, without limitation, the rules and regulations thereunder and any order or orders thereunder that may from time to time be applicable to the Company.

     "Board of Directors" means the governance board of the Company consisting of all Directors, as referenced in Section 7 hereof.

     "Bylaws" shall mean the Bylaws of the Company as amended from time to time which Bylaws are expressly incorporated herein by reference as part of this Agreement. The initial Bylaws of the Company are attached hereto as EXHIBIT A and are hereby adopted and approved by the Shareholders.

     "Capital Contribution" means, with respect to any Shareholder, the amount or value of cash (or promissory obligations), property or services contributed by such Shareholder to the Company in accordance with Section 8 hereof.


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     "Director" means a member of the Board of Directors as designated in, or selected pursuant to, Section 7 hereof. Each Director shall constitute a `manager' within the meaning of such term as set forth in Section 18-101(10) of the Delaware Act.

     "Initial Shareholder" means Brompton Management Limited, a company organized under the laws of Ontario, Canada.

     "Interest" means the ownership interest of a Shareholder in the Company (which shall be considered personal property for all purposes), consisting of
(i) such Shareholder's Percentage Interest in profits, losses, allocations and distributions, (ii) such Shareholder's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Shareholder's other rights and privileges as provided herein or in the Delaware Act.

     "Majority in Interest of the Shareholders" means Shareholders whose Percentage Interests aggregate to greater than fifty percent of the Percentage Interests of all Shareholders.

     "Percentage Interest" means a Shareholder's share of the profits and losses of the Company and the Shareholder's percentage right to receive distributions of the Company's assets. The Percentage Interest of each Shareholder shall initially be the percentage set forth opposite such Shareholder's name on
Schedule I hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interest of all Shareholders shall at all times equal 100%.

     "Shareholders" means the Initial Shareholder and all other persons or entities admitted as additional or substituted Shareholders pursuant to this Agreement, so long as they remain Shareholders. Reference to a "Shareholder" means any one of the Shareholders. Each person or entity at any time being a Shareholder shall be deemed to be a "member" within the meaning of Section 18-101(11) of the Delaware Act.

     Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

     3. Purpose. (a) The purpose and business of the Company shall be to conduct, operate and carry on the business of a closed-end investment company registered under the 1940 Act investing primarily in securities and to exercise all powers necessary and incidental thereto. The Company shall have authority to enter into any contract, instrument, certificate or other document necessary or convenient to the conduct of the business of the Company, including, without limitation, loan agreements, securities purchase agreements, guarantees, borrowing facilities, security agreements, and as security for any of its obligations the Company may mortgage or pledge all or any part of the property of the Company.

             (b) In addition to the purposes and powers referenced in Section 3(a), the purposes and powers of the Company shall be to engage in any lawful business or activity that


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 may be engaged in by a limited liability company
formed under the Delaware Act, as such businesses or activities may be determined by the Board of Directors from time to time.

     4. Offices. (a) The principal office of the Company, and such additional offices as the Board of Directors may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Directors may designate from time to time.

             (b) The registered office of the Company in the State of Delaware is located at 1201 N. Market Street, P.O. Box 1347, Wilmington, New Castle County, Delaware 19899. The registered agent of the Company for service of process at such address is Delaware Corporation Organizers, Inc. Such registered office or registered agent may be changed by the Board of Directors from time to time.

     5. Shareholders. The name and business, mailing or residence address of each Shareholder of the Company are as set forth on SCHEDULE I attached hereto, as the same may be amended from time to time.

     6. Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 14 of this Agreement.

     7. Management of the Company. (a) Subject to the delegation of rights and powers as provided for herein and in the Bylaws, the Board of Directors shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Shareholder, by reason of its status as such, shall have any authority to act for or bind the Company or otherwise take part in the management of the Company, but shall have only the right to vote on or approve the actions specified herein or in the Delaware Act (or hereafter specified by the Board of Directors) to be voted on or approved or determined by the Shareholders. At any time that there is only one Shareholder, any and all action provided for herein or in the Bylaws to be taken or approved by the "Shareholders" shall be taken or approved by the sole Shareholder.

        (b) The officers of the Company shall be elected, removed and perform such functions as are provided in the By-laws; provided that the initial officers of the Company shall be as follows:

            Raymond R. Pether    President and Chief Executive Officer
            Mark A. Caranci      Chief Financial Officer
            Moyra E. MacKay      Vice-President and Corporate Secretary

The Board of Directors may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board of Directors.

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             (c) Except as otherwise provided by the Board of Directors or in the Bylaws, when the taking of such action has been authorized by the Board of Directors, any Director or officer of the Company, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Delaware Act; provided, that the officers of the Company are hereby authorized, without any further action of the Directors, to file and execute on behalf of the Company such applications, reports, appointments of attorney or agent for service of process, and other papers, instruments and documents as shall be necessary, desirable or required under the 1940 Act or other applicable securities laws in connection with the registration, qualification and operation of the Company as an investment company.

             (d) The Board of Directors shall consist of one (1) Director or such other number as the Board of Directors shall determine. The Board of Directors shall initially be composed of the following individual:

                 Peter A. Braaten

Vacancies on the Board of Directors from whatever cause shall be filled by the remaining Directors, or, if there be none, by a vote of a Majority in Interest of the Shareholders. Directors shall serve during the continued lifetime of the Company until their death, retirement, incapacity or removal or, if sooner, until the next meeting of Shareholders called for the purpose of electing Directors and until the election and qualification of his or her successor. Directors can be removed with or without cause by a vote of a Majority in Interest of the Shareholders. The Shareholders may elect Directors at any meeting of Shareholders called by the Board of Directors for that purpose. In the event that less than the majority of the Directors holding office have been elected by the Shareholders, the Directors then in office shall call a Shareholders' meeting for the election of Directors. Determinations to be made by the Directors in connection with the conduct of the business of the Company shall be made in the manner provided in the Bylaws, unless otherwise specifically provided herein. At any time that there is only one Director, any and all action provided for herein or in the Bylaws to be taken or approved by the "Directors" shall be taken or approved by the sole Director.

     8. Capital Contributions; Administrative Matters. (a) The Initial Shareholder has contributed to the Company the cash or other property identified on Schedule I hereto. Except as otherwise agreed by all Shareholders, the Initial Shareholder shall have no obligation to make any further capital contributions to the Company. Any other persons or entities hereafter admitted as Shareholders of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Board of Directors at the time of each such admission.

        (b) Each Shareholder's Interest shall be recorded on the books of the Company and no Certificate in respect of any Shareholder's Interest in the Company shall be issued. The Company shall keep or cause to be kept a register in which, subject to such regulations as the Directors may adopt, the Company will provide for the registration of Interests and the registration of transfers of Interests. The Company shall maintain such register and provide for such registration. The books of the Company shall be conclusive evidence of the

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ownership of all Interests in the Company. Subject to the further terms of this
Agreement, including, without limitation, the restrictions and limitations on transfer set forth in Section 9 hereof, the Interests in the Company shall be transferable on the books of the Company by the record holder thereof or by its duly authorized agent upon delivery to the Company of a duly executed instrument of transfer, a written agreement to be bound by all terms and conditions hereof and such other instruments as the Directors may reasonably require and such evidence of the genuineness of the execution and authorization of the foregoing as may be required by the Directors. Subject to the further terms of this Agreement, including, without limitation, the restrictions and limitations on transfer set forth in Section 9 hereof, upon delivery of the foregoing instruments and compliance with the foregoing conditions, the transfer shall be recorded on the books of the Company. Until a transfer is so recorded, the owners of record of Interests shall be deemed to be the owners for all purposes hereunder and neither any Shareholder nor the Company shall be affected by any notice of a proposed transfer.

     9. Assignments of Interests. (a) No Shareholder may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of its interest in the Company, and no transferee of all or any part of the interest of a Shareholder shall be admitted as a substituted Shareholder, without, in either event, having obtained the prior written consent of the Board of Directors.

        (b) The Board of Directors shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this
Section 9. Any purported transfer in violation of this Section 9 shall be null and void and shall not be recognized by the Company.

     10. Resignation. No Shareholder shall have the right to resign from the Company except with the consent of the Board of Directors and upon such terms and conditions as may be specifically agreed upon between the Board of Directors and the resigning Shareholder. The provisions hereof with respect to distributions upon resignation are exclusive and no Shareholder shall be entitled to claim any further or different distribution upon resignation under
Section 18-604 of the Delaware Act or otherwise.

     11. Additional Shareholders. The Board of Directors shall have the right to admit additional Shareholders upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by the Board of Directors; and in connection with any such admission, the Board of Directors shall amend Schedule I hereof to reflect the name, address and Capital Contribution of the additional Shareholder and any agreed upon changes in Percentage Interests.

     12. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board of Directors may determine. Distributions shall be made to (and profits and losses shall be allocated among) Shareholders pro rata in accordance with their respective Percentage Interests.

     13. Return of Capital. No Shareholder or Director shall have any liability for the return of any Shareholder's Capital Contribution which Capital Contribution shall be payable

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solely from the assets of the Company at the absolute discretion of the Board of
Directors, subject to the requirements of the Delaware Act.

     14. Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

        (a) The determination of the Board of Directors to dissolve the Company;

        (b) The sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions; or

        (c) The occurrence of any event causing a dissolution of the Company under Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

     15. Winding Up of the Company. If the Company is dissolved pursuant to
Section 14 hereof, its affairs shall be wound up and the assets of the Company liquidated and the proceeds distributed, all as provided in the Delaware Act.

     16. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.

     17. Standard of Care; Indemnification of Directors, Officers, Employees and Agents. (a) To the fullest extent permitted by law, no Director or officer of the Company shall have any personal liability whatsoever to the Company or any Shareholder on account of such Director's or officer's status as a Director or officer or by reason of such Director's or officer's acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Shareholders to which such Director or officer would otherwise be subject by reason of (i) any act or omission of such Director or officer that involves actual fraud or willful misconduct or (ii) any transaction from which such Director or officer derived improper personal benefit.

        (b) To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Director and officer and the affiliates of any Director or officer (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person's acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission

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of such Indemnified Person that involves actual fraud or willful misconduct or
(ii) any transaction from which such Indemnified Person derived improper personal benefit. The indemnities hereunder shall survive termination of the Company. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Shareholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

        (c) The contract rights to indemnification and to the advancement of expenses conferred in this Section 17 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.

        (d) The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

        (e) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 17 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

        (f) Notwithstanding the foregoing provisions of this Section 17, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 17 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

     18. Amendments. This Agreement may be amended only upon the written consent of the Board of Directors.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                           [SIGNATURE PAGE TO FOLLOW]

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     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of
September 4, 2003.

                                                   SHAREHOLDER


                                                   BROMPTON MANAGEMENT LIMITED


                                                   By: /s/ Peter A. Braaten
                                                      --------------------------
                                                      Name:Peter A. Braaten
                                                           ---------------------
                                                      Title:Director


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                                   SCHEDULE I

SHAREHOLDER

                                             Capital                 Percentage
Name & Address                             Contribution               Interest
-----------------------------              ------------              ----------
Brompton Management Limited                  $10 CDN                  100%
Suite 2930
Bay Wellington Tower
BCE Place
Box 793
181 Bay Street
Toronto, Ontario  M5J 2T3
Canada

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                                                                       EXHIBIT A
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                                     BYLAWS

                                       OF

                               USA REIT FUND, LLC

                                  INTRODUCTION
                                  ------------

     A. Agreement. These Bylaws shall be subject to the Limited Liability Company Agreement, as from time to time in effect (the "Agreement"), of USA REIT Fund, LLC, a Delaware limited liability company (the "Company"). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

     B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Agreement.

                                   ARTICLE I
                            Meetings of Shareholders
                            ------------------------

     Section 1. Place of Meetings and Meetings by Telephone. Meetings of Shareholders shall be held at any place designated by the Directors. In the absence of any such designation, meetings of Shareholders shall be held at the principal place of business of the Company. Any meeting of the Shareholders may be held by conference telephone or similar communication equipment so long as all Shareholders participating in the meeting can hear one another, and all Shareholders participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

     Section 2. Call of Meetings. Meetings of the Shareholders may be called at any time by the Directors or by the Chief Executive Officer for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as provided herein or in the Agreement or upon any other matter as to which such vote or authority is deemed by the Directors to be necessary or desirable. Meetings of the Shareholders to act on any matter upon which Shareholders may vote as provided in the Agreement or the Delaware Act shall be called promptly by the Directors upon the written request of a Majority in Interest of the Shareholders; provided, that a meeting of the Shareholders shall be called by the Corporate Secretary for the purpose of voting on the removal of any Director requested in writing by Shareholders whose Percentage Interests aggregate to at least ten percent (10%) of all Shareholders entitled to vote.

     Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article I not less then ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

     Section 4. Manner of Giving Notice. Notice of any meeting of Shareholders shall be given personally or by telephone to each Shareholder or sent by first class mail, by telegram,

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e-mail or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Company or given by the Shareholder to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when receipt is confirmed (including electronically) when sent by telegram, e-mail or telecopy (or similar electronic means).

     Section 5. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Directors shall set a new record date and shall give notice in accordance with the provisions of Sections 3 and 4 of this Article I. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

     Section 6. Quorum; Voting. At any meeting of the Shareholders, a Majority in Interest of the Shareholders, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Shareholders holding a higher aggregate Percentage Interest is required by the Agreement or applicable law. Except as otherwise required by the Agreement, these Bylaws or applicable law, all matters shall be determined by a Majority in Interest of the Shareholders.

     Section 7. Waiver of Notice by Consent of Absent Shareholders. The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

     Section 8. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Agreement, any action that may be taken at any meeting of Shareholders (including any meeting of Shareholders to elect Directors) may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by a Majority in Interest of the Shareholders (or Shareholders holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of the Agreement, these Bylaws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Corporate Secretary of the Company and shall be maintained in the Company's records. Every written

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consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the Company action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient Percentage Interest of Shareholders to take the subject action are properly delivered to the Company.

     Section 9. Record Date for Shareholder Notice, Voting and Giving Consents.
(a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Directors may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than ten (10) days before the date of any such meeting. If the Directors do not so fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

        (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action of the Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Directors has been taken, shall be (x) such date as determined for that purpose by the Directors, which record date shall not precede the date upon which the resolution fixing it is adopted by the Directors and shall not be more than 20 days after the date of such resolution, or (y) if no record date is fixed by the Directors the record date shall be the close of business on the day on which the Directors adopt the resolution relating to that action.

        (c) Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Shareholder who transfers all or part of such Shareholder's Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

     Section 10. Proxies. Every Shareholder entitled to vote or act on any matter at a meeting of Shareholders shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by the person who executed the earlier proxy or by attendance at the meeting and voting in person by the person who executed the earlier proxy or
(ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by the person who executed that proxy or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                                   ARTICLE II
                       Directors And Meetings Of Directors
                       -----------------------------------

     Section 1. Powers. The powers of the Directors shall be as provided in the Agreement.

     Section 2. Number of Directors. The number of Directors shall be as provided in the Agreement.

     Section 3. Vacancies. Vacancies in the authorized number of Directors may be filled as provided in the Agreement.

     Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Directors may be held at any place that has been designated from time to time by resolution of the Directors. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

     Section 5. Regular Meetings. Regular meetings of the Directors shall be held at such times and at such places as shall be fixed by unanimous approval of the Directors. Such regular meetings may be held without notice.

     Section 6. Special Meetings. Special meetings of the Directors for any purpose or purposes may be called at any time by any Director or by the Chief Executive Officer. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Director and sent by first-class mail, by telegram, e-mail or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, e-mail, telecopy (or similar electronic means) or overnight courier, it shall be given at least two (2) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting.

     Section 7. Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article II. Every act or decision done or made by the affirmative vote of a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Directors, except to the extent that the vote of a higher number of Directors is required by applicable federal law.

     Section 8. Waiver of Notice. Notice of any meeting need not be given to any Director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.

     Section 9. Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article II.

     Section 10. Action Without a Meeting. Any action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office (or such higher number of Directors as is required to authorize or take such action under applicable federal law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Directors. If any action is so taken by the Directors by the written consent of less than all of the Directors, prompt notice of the taking of such action shall be furnished to each Director who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

     Section 11. Delegation of Power; Committees. The Directors may, by resolution, delegate, any or all of their powers and duties granted hereunder or under the Agreement to one or more committees of the Directors, each consisting of one or more Directors, or to one or more officers, employees or agents, including without limitation Shareholders, and to the extent any such powers or duties are so delegated, action by the delegate or delegates shall be deemed for all purposes to be action by the Directors. All such delegates shall serve at the pleasure of the Directors. To the extent applicable, notice shall be given to, and action may be taken by, any delegate of the Directors as herein provided with respect to notice to, and action by, the Directors.

                                  ARTICLE III
                                    Officers
                                    --------

     Section 1. Officers. The officers of the Company shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Chief Financial Officer, and a Corporate Secretary. The Company may also have, at the discretion of the Directors, such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Director.

     Section 2. Election of Officers. Subject to any provisions of the Agreement applicable to initial appointment and term of officers, the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III, shall be chosen by the Directors, and each shall serve at the pleasure of the Directors.

     Section 3. Subordinate Officers. The Directors may appoint and may empower the Chief Executive Officer to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Directors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him, the Chief Executive Officer) may from time to time determine.

     Section 4. Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Directors at any regular or special meeting of the Directors or by such officer, if any, upon whom such power of removal may be conferred by the Directors. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

     Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Directors.

     Section 6. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Directors, have general supervision, direction and control of the business and the officers of the Company, and shall preside at all meetings of the Board and of the Shareholders at which he or she shall be present. The Chief Executive Officer shall have the general powers and duties of supervision and management normally vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Directors, the Agreement or these Bylaws.

     Section 7. President. In the absence of the Chief Executive Officer, the President shall preside at all meetings of the Board and of the Shareholders at which he or she shall be present. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Directors, the Chief Executive Officer, the Agreement or these Bylaws.

     Section 8. Vice-Presidents. In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Directors, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Directors, the Chief Executive Officer, the Agreement or these Bylaws.

     Section 9. Corporate Secretary. The Corporate Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Directors may direct a book of minutes of all meetings and actions of Directors, committees or other delegates of Directors and Shareholders. The Corporate Secretary shall keep or cause to be kept, a register or a duplicate register showing the names of all Shareholders and their addresses, and the number and classes of Percentage Interest held by each. The Corporate Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Directors (or committees or other delegates thereof) required to be given by these Bylaws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Directors, the Chief Executive Officer, the Agreement or these Bylaws.

     Section 10. Chief Financial Officer. The Chief Financial Officer, if any, shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall have other powers and perform such other duties as may be prescribed by the Directors, the Chief Executive Officer, the Agreement or these Bylaws.

                                   ARTICLE IV
                               Records and Reports
                               -------------------

     Section 1. Maintenance and Inspection of Shareholder Registrar. The Company shall maintain at its principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the Percentage Interest held by each Shareholder. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Directors from time to time, each Shareholder has the right, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Shareholder's interest as a Shareholder of the Company a record of the Company's Shareholders.

     Section 2. Maintenance and Inspection of Bylaws. The Company shall keep at its principal place of business the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

     Section 3. Maintenance and Inspection of Other Records. The accounting books and records, minutes of proceedings of the Shareholders and the Directors and any committees or delegates of the Directors and all other information pertaining to the Company that is required to be made available to the Shareholders under the Delaware Act shall be kept at such place or places designated by the Directors or in the absence of such designation, at the principal place of business of the Company. The minutes and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied during the term of the Company, wherein all transactions, matters and things relating to the business and properties of the Company shall be currently entered. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Directors from time to time, minutes, accounting books and records and other information shall be open to inspection upon the written demand of any Shareholder at any reasonable time during usual business hours for a purpose reasonably related to the Shareholder's interests as a Shareholder. Any such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Notwithstanding the foregoing, the Directors shall have the right to keep confidential from Shareholders for such period of time as the Directors deem reasonable, any information which the Directors reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Directors in good faith believe is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

     Section 4. Inspection by Directors. Every Director shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company for a purpose reasonably related to his position as Director. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                   ARTICLE V
                                 General Matters
                                 ---------------

     Section 1. Checks, Drafts, Evidence of Indebtedness. The persons from time to time holding the position of Chief Executive Officer, President, Vice-President, Corporate Secretary, Chief Financial Officer, or controller (if any) of the Company, acting by written instrument signed by any two of them, are hereby authorized (i) to open or close any bank account or investment account of the Company, (ii) to designate the use of any such account, (iii) to grant authority to any person or combination of persons to sign checks, by manual or facsimile signature or to issue oral, wire or written instructions for the withdrawal of funds from, or other action with respect to, any such account,
(iv) to revoke the authority of any person or persons to sign checks or to issue instructions, (v) to establish a maximum amount as to which any person or combination of persons shall be authorized to sign checks or issue instructions, and (vi) to take all further actions, and to execute and deliver all such further instructions and documents, in the name and on behalf of the Company, as in their judgment shall be necessary, proper or advisable in connection with the foregoing matters. Any resolution supplied by a financial institution or investment company and approved and executed by any two of the officers designated in this Section 1 of this Article V shall be deemed resolutions duly adopted by the Board of Directors and shall be filed with the minutes of meetings of Directors.

     Section 2. Contracts and Instruments; How Executed. The Board of Directors may authorize any Director(s), officer(s) or agent(s) to enter into any contract or execute any instrument in the name of and on behalf of the Company and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Directors or within the agency power of an officer (or otherwise specified in the Agreement or these Bylaws), no Shareholder, officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 3. Representation of Shares of Other Entities Held by Company. The Chief Executive Officer, the President or any Vice-President or any other person authorized by the Directors or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Company any and all shares of any corporation, partnership, trust, limited liability company or other entities, foreign or domestic, standing in the name of the Company. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

     Section 4. Seal. The Directors may approve and adopt an official Company seal, which may be altered by them at any time. Unless otherwise required by the Directors, any seal so adopted shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Company.

     Section 5. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Directors.

     Section 6. Reliance Upon Books, Reports and Records. Each Director, each Shareholder of any committee designated by the Board of Directors, and each officer of the Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such manager or committee Shareholder reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

                                   ARTICLE VI
            Amendments and Incorporation by Reference into Agreement
            --------------------------------------------------------

     Section 1. Amendment. These Bylaws may be restated, amended, supplemented or repealed by vote of the Board of Directors or unanimous vote of the Shareholders.

     Section 2. Incorporation by Reference of Bylaws into Agreement. These Bylaws and any amendments thereto shall be deemed incorporated by reference in the Agreement.



Dated as of September 4, 2003